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                                                 EXHIBIT 23





                    CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Kollmorgen Corporation


            We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kollmorgen Corporation of our report dated
January 27, 1997, except as to the information presented in Note 8 relating to the Series D Convertible Preferred Stock redemption for which the date is February 19, 1997, relating to the consolidated balance sheets of Kollmorgen Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                     /s/  COOPERS & LYBRAND L.L.P.

                                         COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
November 21, 1997